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EXHIBIT 21.1

SUBSIDIARIES OF LIQUIDITY SERVICES, INC.

Company	Jurisdiction of Organization
Surplus Acquisition Venture, LLC	Delaware
Government Liquidation.com, LLC(1)	Delaware
Liquidity Services, LTD.	United Kingdom
DOD Surplus, LLC(2)	Delaware
GovDeals, Inc.	Delaware
Network International, Inc.	Delaware
SAV Services, LLC	Delaware
LSI Commercial Services, LLC	Delaware
Youk Acquisition Partners, LLC (TruckCenter.com, LLC)	Delaware
Asset Recovery Division, LLC(3)	Delaware
Profar Acquisition Partners, LLC (Jacobs Trading, LLC)(4)	Delaware
JTC Prison Industries, LLC(5)	Minnesota
2298567 Ontario Inc.(6)	Canada

(1)
Government Liquidations.com, LLC is a subsidiary of Surplus Acquisition Venture, LLC

(2)
DOD Surplus is a subsidiary of Surplus Acquisition Venture, LLC

(3)
Asset Recovery Division, LLC is a subsidiary of Surplus Acquisition Venture, LLC

(4)
Profar Acquisition Partners, LLC (Jacobs Trading, LLC) is a subsidiary of Surplus Acquisition Venture, LLC

(5)
JTC Prison Industries, LLC is a subsidiary of Profar Acquisition Partners, LLC (Jacobs Trading, LLC)

(6)
2298567 Ontario Inc. is a subsidiary of Asset Recovery Division, LLC

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  EXHIBIT 21.1